PROMISSORY NOTE
                                 ---------------
$2,000,000.00                                                       Pennsylvania
                                  July 28, 2004

          FOR VALUE RECEIVED, SECOND STAGE VENTURES, INC., a Nevada corporation with a mailing address at c/o Gary Henrie, Esquire, 10616 Eagle Nest Street, Las Vegas, NV 89141 ("Maker"), promises to pay to the order of ENCAPSULATION SYSTEMS, INC., a Pennsylvania corporation with offices at Building 109, Mills of Victoria, 1489 Baltimore Pike, Springfield, PA 19064 ("Payee"), at Payee's offices or at such other place as Payee may designate from time to time in writing, the principal sum of TWO MILLION ($2,000,000.00) DOLLARS lawful money of the United States of America as follows:

          1.     Payments.  Maker shall pay to Payee the sum of TWO MILLION
                 --------
($2,000,000.00) DOLLARS in equal installments of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS each on the following dates: March 1, 2005, June 1, 2005, September 1, 2005, December 1, 2005, March 1, 2006, June 1, 2006, September 1, 2006 and December 1, 2006. Maker shall have the privilege of prepaying the obligation in whole or in part, at any time and from time to time without premium or penalty.

          2.     Security.  This Note, and the due performance by Maker of all
                 --------
of its obligations hereunder, is secured by a certain Patent Security Agreement dated this date. This Note and the Security Agreement are hereinafter referred to individually as a "Loan Document" and collectively as the "Loan Documents." "Collateral" shall mean the property securing any of Maker's obligations under any of the Loan Documents.

          3.     Late Charge.  If any installment due to Payee hereunder shall
                 -----------
not be paid on its due date, Maker shall pay Payee on demand a late charge assessed at the rate of twelve percent per annum computed over the actual number of days that said payment is late based upon a 360-day year.

          4.     Events of Default.  The occurrence of any one or more of the
                 -----------------
following shall constitute an event of default ("Event of Default") hereunder:

               (a) Maker shall fail to make any payment due to Payee under this Note or under any of the other Loan Documents within thirty (30) days after the date on which Maker receives notice of its failure to make any such payment;

               (b) Maker shall fail to observe and perform any of the covenants or agreements on its part to be observed or performed under this Note or under any of the other Loan Documents (other than as set forth in subparagraph (a) hereof) within thirty (30) days of Maker's receipt of written notice thereof; provided, however, that if the event is one which cannot with diligence be cured within such thirty (30) day period, then such failure shall not constitute an Event of Default if Maker commences to cure such default and pursues such cure in good faith and with commercially reasonable diligence within such thirty (30) day period and achieves a cure within forty-five (45) days of receipt of Payee's written notice;

               (c) Any Event of Default shall occur under the terms of any of the other Loan Documents, subject to applicable grace periods stated therein; or

               (d) Maker shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if action shall be taken by Maker for the purposes of effecting any of the foregoing.

          5.     Remedies.
                 --------

               (a) Upon the occurrence of any Event of Default, the entire unpaid sum hereunder plus all other sums due and payable to Payee under the Loan Documents shall, at the option of Payee, become due and payable immediately, together with all costs incurred by Payee and a reasonable attorneys' fee for collection of 5% of the total amount then due by Maker to Payee.

               (b) Upon the occurrence of any Event of Default, Payee may exercise any and all rights and remedies available to Payee under any of the Loan Documents or available to Payee under applicable law.


          6.     Miscellaneous.
                 --------------

               (a) No right or remedy conferred upon or reserved to Payee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of this Note or any other Loan Document, shall not be construed as a waiver or release of the same, or of any Event of Default hereunder or thereunder, or of any obligation or liability of Maker hereunder or thereunder.

               (b) The exercise by Payee of its rights and remedies and the entry of any judgment by Payee shall not affect in any way the late fee payable hereunder or under any of the other Loan Documents on any amounts due to Payee.

               (c) Maker hereby waives presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, and any and all other notices in connection with any default (except as provided in this Note) in the payment of, or any enforcement of the payment of, all amounts due under the Loan Documents. To the extent permitted by law, Maker waives the right to and stay of execution and the benefit of all exemption laws now or hereafter in effect. To the extent permitted by law, Maker further waives and releases all procedural errors, procedural defects and procedural imperfections in any proceedings instituted by Payee under the terms of any Loan Document or with respect to any Collateral.

               (d) Maker agrees that any action or proceeding against it to enforce this Note may be commenced in the Court of Common Pleas of Delaware County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, and Maker waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served if served by registered or certified mail in accordance with the notice provisions set forth herein and Maker expressly waives any and all defenses to an exercise of personal jurisdiction by any such court. MAKER HEREBY WAIVES, AND PAYEE BY ITS ACCEPTANCE HEREOF HEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE TO ENTER INTO, ACCEPT OR RELY UPON THIS NOTE.

          7.     Severability.  If for any reason one or more of the provisions
                 ------------
of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          8.     Successors and Assigns.  This Note inures to the benefit of
                 ----------------------
Payee and binds Maker, and their respective successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Notwithstanding anything to the contrary contained herein or in any other Loan Document, Maker shall not be permitted to assign this Note or any other Loan Document without the prior written consent of Payee and any such attempted assignment in violation hereof shall be null and void ab initio.

          9.     Notices.  All notices required to be given to any of the
                 -------
parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, with proof of delivery, sent by recognized overnight delivery service or sent by certified or registered mail, return receipt requested, postage prepaid to such party at its address set forth in the initial paragraph of this Note. Such notice shall be deemed to be given when received if delivered personally, on the next business day if sent by overnight delivery or three (3) business days after the date mailed if sent by certified or registered mail, return receipt requested. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

          10.     Captions.  The captions or headings of the paragraphs in this
                  --------
Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

          11.     Governing Law.  This Note shall be governed by and construed
                  -------------
in accordance with the laws of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, Maker has executed this Promissory Note in the date and year first above written.


                                    SECOND STAGE VENTURES, INC.


Attest:                             By:
                                       ----------------------------
                                       President